PHH CORPORATION
                              AMENDED AND RESTATED
                           DEFERRED COMPENSATION PLAN
                            FOR CORPORATE DIRECTORS


1.       DEFINITIONS

         Where used herein, the following capitalized terms shall have the following meanings:

         a)       "Corporation" means PHH Corporation.

         b) "Director" means any person duly elected and serving as a member of the Board of Directors of the Corporation.

         c) "Election" means a notice, substantially in the form attached, of election to participate in the Plan, completed, signed, and submitted to the Secretary by a Director.

         d) "Fees" mean any compensation or portion thereof payable to a Participant in his capacity as a Director, whether payable as a director's fee or as a fee for service on a committee of the Board of Directors of the Corporation, excluding traveling expenses incident to attendance at meetings and excluding amounts deferred under the PHH Corporation Directors Deferred Stock Retirement Program.

         e) "Fund" means such mutual fund or funds as may from time to time be designated by the Compensation Committee of the Board of Directors of the Corporation.

         f)       "Participant" means a Director who has in effect an Election.

         g) "Plan" means this deferred compensation plan, as it may be hereafter amended by the Board of Directors of the Corporation from time to time.

         h) "Secretary" means the person holding the office of secretary of the Corporation.

2.       PARTICIPATION

         a) Commencement. Any Director may become a Participant by submitting an Election, which shall be effective upon (1) the effective date of the Plan, if the Election is received prior to such effective date, (2) at the beginning of the calendar year following receipt of the Election, if such receipt is after the effective date of the Plan, or (3) as to any person elected to fill a vacancy on the Board of Directors who was not a Director on the preceding December 31st, receipt of this Election.


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         b)       Termination. Deferral of Fees under the Plan shall continue as to any Participant until (1) he terminates such deferral by notifying the Secretary in writing, in which event such deferral shall terminate effective at the end of the calendar year in which such notification is received, or (2) he ceases to be a Director. Such termination shall create no right to distribution unless otherwise provided under Section 4(b) or another provision of the Plan.

         c)       Re-Election.   A  director  who has terminated his deferral of
                  Fees under the Plan may again elect such deferral by following the procedure set forth in Section 2(a).

3.       ACCOUNTS

         a) Election. An Election may specify that all or any part of Fees to be earned after its effective date are to be deferred. The Election shall specify the Funds to which such Fees to be deferred are to be credited.

         b) Maintenance. The Corporation shall, during any year in which a Participant has an Election in effect, withhold and defer the payment of all or any specified part of the Participant's Fees in accordance with such Election, and maintain a separate memorandum account with respect thereto.

         c)       Investment of Accounts.

                  1) Share allocation. Amounts credited to a Participant's account under the Plan shall be invested in the Fund by the Corporation in the name of the Corporation on the date on which such amounts would have been paid to such Participant but for deferral, or as soon as practicable thereafter. If the Compensation Committee has designated more than one Fund, then the
                           Participant   shall   elect   the   portion   of  the
                           Participant's account to be invested by the Corporation in each Fund. There shall be allocated to such Participant's account the number of shares of each Fund obtainable by dividing the amount so credited to such Fund by the net asset value per share of that Fund on the date of such investment.

                  2) Reinvestment of Income. Distribution of dividends, interest, and capital gains on the Corporation's shares in each Fund shall be reinvested in the Fund by the Corporation upon such distribution. On the date of such reinvestment, there shall be allocated to the account of each Participant with amounts otherwise credited thereto that portion of the number of additional shares of such Fund purchased by the Corporation as a result of such reinvestment which is equal to the product of dividing the total number of shares of such Fund owned by the Corporation immediately preceding such reinvestment by the number of shares of the fund allocated to such Participant's account.

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                  3)       Valuation.  The value of  a Participant's account  at
                           any given date shall thus be measured by the net asset value of the number of shares of each Fund standing to the credit of such account on such date.

                  4) Redemption. The Corporation shall from time to time pay to Participants or their beneficiaries the cash proceeds of such portions of the Corporation's shares in a Fund as may be necessary to effect distributions in accordance with the provisions of Section 4 and the applicable Elections.

         d) Transfer. A Participant may, at any time while a Director, transfer the amount in any Fund within the Participant's account to another Fund, provided that transfers between funds shall be subject to such administrative rules as to frequency, amount, and other matters, as the Committee may establish for ease of administration.

4.       DISTRIBUTION

         a) Duration and Installments. Fees deferred and credited to a Participant's accounts under the Plan shall be distributed to a Participant in cash. Such distribution shall be in one payment, or in annual or quarterly installments over a period not to exceed ten years, as specified in such Participant's last election submitted while a Director, provided that, once an election of a form of payment has been made, no change in that Election will be effective unless it is made at least 12 months before distribution begins.

         b) Order and Value of Installments. If distribution is to be made in installments and a Participant's account consists of more than one Fund at the time distribution is to begin, distribution from such Participant's account shall be made pro rata from each such Fund. The value of each installment, other than the final one, shall be equal to the product of dividing the aggregate value of amounts standing to the credit of both accounts of such Participant on the date of commencement of distribution by the total number of installments, regardless of increase or decrease in the value of such amounts during the course of distribution.

         c) Commencement. Such distribution period shall begin, as specified in such Participant's last Election submitted while a Director, either with the first day of the calendar year following the year in which the Participant shall cease to be a Director for any reason other than death, or with the first day of the calendar year following the year in which the Participant shall cease to be a Director and shall have attained age 65. Once an Election has been made under this paragraph (c), no change in that Election will be effective unless it is made at least twelve months before the distribution period would have begun in the absence of the change.

         d) Death Before Distribution. In the event that a Participant shall die prior to any distribution to him the total amounts deferred and credited to his account shall be paid to such beneficiary(ies) as the Participant may have last designated at any time in writing to the Secretary, in such installments and over such period as have been specified in such

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                  Participant's   last  Election  submitted  while  a  Director,
                  beginning with the first day of the calendar year immediately following the Participant's death.

         e) Death During Distribution. In the event that a Participant shall die after commencement, but before completion, of distributions to him, any undistributed amounts shall be paid to the aforesaid designated beneficiary(ies) in the same installments and for the same duration as would have applied but for such Participant's death.

         f) No Beneficiary. In the event that a Participant shall not file a written designation of beneficiary or no designated beneficiary is living at the Participant's death, the balance credited to the Participant's accounts shall be paid in full to the Participant's estate on the first business day of the calendar year following death.

         (g) Suspension of Distributions. If a Director who had ceased to be a Director for any reason is reelected as a Director or appointed to fill a vacancy on the Board of Directors, and the Director has received or is receiving distributions under the Plan at the time of his or her reelection or appointment or becomes eligible to receive distributions under the Plan while he or she serves as a Director pursuant to such reelection or appointment, the distributions (if any) to which the Director would be entitled under the Plan on or after his or her reelection or appointment shall be suspended during the period in which he or she serves as a Director. All undistributed amounts attributable to service as a Director before such reelection or appointment shall be aggregated with the fees (if any) deferred after such reelection or appointment and distributed as indicated in the Election completed by the Director at the time of his or her reelection or appointment or in any change in that Election that may be made in accordance with the provisions of this Section 4.

5.       OBLIGATION OF CORPORATION

         a) Plan is Unfunded. The Plan shall be unfunded. Investments in the Funds shall be in the name of the Corporation, and credits to the account of each Participant shall not be set apart nor otherwise made available so that they may be drawn upon at any time, except as provided in this Plan. Neither any Participant nor any beneficiary shall have any right, title, or interest in shares of the Fund or in such credits or any claim against them. Payments may only be made at such times and in the manner expressly provided in this Plan, and the Corporation is under a contractual obligation only to make the payments when due. No note or security for the payment of any Participant's accounts shall be issued by the Corporation.

         b) Trust. Notwithstanding the foregoing, to assist in meeting its obligations under this Plan, the Corporation may establish a Trust, substantially in the form attached hereto as Exhibit A and in accordance with the terms of the model trust described in Revenue Procedure 92-64.


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6.       CLAIMS AGAINST ACCOUNT

         No credits to the accounts of any Participant under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. Nor shall any credit be subject to attachment or legal process for debts or other obligations. Nothing contained in this Plan shall give any Participant or beneficiary any interest, lien, or claim against any specific assets of the Corporation. No Participant or beneficiary shall have any rights other than as a general creditor of the Corporation.

7.       COMPETITION BY PARTICIPANT

         In the event a Participant ceases to be a Director and become a proprietor, officer, partner, employee, director, or otherwise becomes affiliated with any business that is in competition with the Corporation, or becomes employed by any governmental agency that has jurisdiction over the activities of the Corporation, the entire balance credited to the Participant's accounts may, if directed by the Board of Directors of the Corporation in its sole discretion, be paid immediately to the Participant in a lump sum.

8.       AMENDMENT OR TERMINATION

         This Plan may be altered, amended, suspended, or terminated at any time by the Board, provided, however, that no alternation, amendment, suspension, or termination shall be made to this Plan which would result in the distribution or amounts credited to the accounts of Participants in any manner than is otherwise provided in this Plan.



[Approved by the Board of Directors on June 21-22, 1993 and April 18, 1994.]

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                             AMENDMENT NO. 1 TO THE
                      PHH CORPORATION AMENDED AND RESTATED
               DEFERRED COMPENSATION PLAN FOR CORPORATE DIRECTORS


THIS AMENDMENT NO. 1 is dated as of February 26, 1996, to the PHH Corporation Amended and Restated Deferred Compensation Plan for Corporate Directors as approved by the Board of Directors on June 21-22, 1993 and April 18, 1994 (the "Plan").

PREAMBLE

The Board of Directors of PHH Corporation (the "Corporation") desires that the Plan be amended to provide for the termination of Elections in certain events.

Accordingly, the Plan is hereby amended as follows:

1.       Section 1. (Definitions) is amended as follows:

         a.       The  following  term   shall  be   added  prior  to  the  term
                  "Corporation":

         (a) "Change in Control" shall be deemed to have taken place on the date of the earlier to occur of either of the following events: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Corporation having 20% or more of the total number of votes that may be cast for the election of directors of the Corporation; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Corporation before the Transaction shall cease to constitute a majority of the Board of Directors of the Corporation or any successor to the Corporation.

         b.       The following term shall be added after the term "Fees":

         (f) "Financial Trigger" shall be deemed to have occurred if the Corporation's Net Income for any fiscal quarter is less than 50% of the Corporation's Net Income for the same fiscal quarter for the immediately preceding year. The term "Net Income" shall mean the consolidated net income of the Corporation and its consolidated subsidiaries, determined on the basis of generally accepted accounting principles, excluding extraordinary gains and gains from discontinued operations but including extraordinary losses and losses from discontinued operations. The Corporation's Net Income for the fiscal quarter in question shall be determined by reference to the Corporation's quarterly report on Form 10-Q as filed with the Securities and Exchange Commission for that fiscal quarter and shall be deemed to have occurred at the time such filing is made.

         c.       The following term shall be added after the term "Plan":


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         (j)  "Potential  Change in Control" shall be deemed to have taken place if (i) any third person commences a tender or exchange offer (other than a tender or exchange offer which, if consummated, would not result in a change of control) for twenty percent (20%) or more of the then outstanding shares of common stock or combined voting power of the Company's then outstanding voting securities; (ii) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (iii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iv) the Board of Directors of the Corporation adopts a resolution to the effect that, for purposes of this Plan, a Change in Control is imminent.

         d. The terms listed in Section 1. shall be re-lettered as appropriate.

2.       Section 2. (Participation) is hereby amended as follows:

         (a) In subsection (b)  (Termination),  the word "or" prior to subclause
         (2) in the first sentence of that subsection shall be deleted, and the following inserted prior to the period at the end of that sentence: "; or (3) immediately upon a Change in Control, Potential Change in Control or Financial Trigger."

         (b) In subsection (c) (Re-Election), the words "who has terminated his deferral of Fees under the Plan" in the first line of that subsection shall be deleted and the following inserted in lieu thereof: "whose deferral of Fees under the Plan has been terminated"

3.       Miscellaneous.

         3.1 Except as otherwise expressly provided herein, the terms of the Plan shall remain in full force and effect.

         3.2 Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

This  Amendment  No. 1 to the PHH  Corporation  Amended  and  Restated  Deferred
Compensation Plan for Corporate Directors is hereby executed as of the date first above written pursuant to the approval of Corporation's Board of Directors on February 26, 1996.


                                     PHH CORPORATION



                                     By:      /s/ Robert D. Kunisch
                                              ---------------------------------
                                              Robert D. Kunisch
                                              Chairman, Chief Executive Officer
                                                       and President

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